Exhibit 10.4

MASTER GUARANTEE AGREEMENT

dated as of

February 15, 2012,

among

TAMINCO INTERMEDIATE CORPORATION,

THE SUBSIDIARY GUARANTORS

IDENTIFIED HEREIN,

CITIBANK INTERNATIONAL PLC,

as Belgian sub-agent for the Secured Parties

and

CITIBANK, N.A.,

as Administrative Agent

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

SECTION 1.01.	Credit Agreement	1
SECTION 1.02.	Other Defined Terms	1

ARTICLE II

THE GUARANTEES

SECTION 2.01.	Guarantee	3
SECTION 2.02.	Guarantee of Payment; Continuing Guarantee	4
SECTION 2.03.	No Limitations	4
SECTION 2.04.	Reinstatement	9
SECTION 2.05.	Agreement to Pay; Subrogation	10
SECTION 2.06.	Information	10
SECTION 2.07.	Immediate Recourse	10
SECTION 2.08.	Payments Free of Taxes	10
SECTION 2.09.	Parallel Debt (Covenant to Pay the First Lien Agent)	10
SECTION 2.10.	Parallel Debt (Covenant to Pay the Common Collateral Agent)	11

ARTICLE III

INDEMNITY, SUBROGATION AND SUBORDINATION

SECTION 3.01.	[Reserved]	11
SECTION 3.02.	Contribution and Subrogation	11
SECTION 3.03.	Subordination	12

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

ARTICLE V

MISCELLANEOUS

SECTION 5.01.	Notices	12
SECTION 5.02.	Waivers; Amendment	13
SECTION 5.03.	Administrative Agent’s Fees and Expenses; Indemnification	13
SECTION 5.04.	Successors and Assigns	14
SECTION 5.05.	Survival of Agreement	14
SECTION 5.06.	Counterparts; Effectiveness; Several Agreement	15
SECTION 5.07.	Severability	15
SECTION 5.08.	Right of Set-Off	15

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MASTER GUARANTEE AGREEMENT dated as of February 15, 2012 (this “Agreement”), among TAMINCO INTERMEDIATE CORPORATION, a Delaware corporation (“Holdings”), the SUBSIDIARY GUARANTORS identified herein, CITIBANK INTERNATIONAL PLC, as Belgian sub-agent for the Secured Parties and CITIBANK, N.A., as Administrative Agent, on behalf of itself and the other Guaranteed Parties.

Reference is made to the Credit Agreement dated as of February 15, 2012 (as amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”), among Holdings, Taminco Global Chemical Corporation, a Delaware corporation (the “Borrower”), the Lenders party thereto and Citibank, N.A., as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Guarantors are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement.

(a) Capitalized terms used in this Agreement (including in the introductory paragraph hereto) and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Belgian Subsidiary Guarantors” means Taminco Group NV, Taminco NV, Taminco North BVBA, each other Subsidiary organized under the laws of Belgium that becomes a party to this Agreement as a Subsidiary Guarantor after the Effective Date pursuant to Section 5.13 and in respect of any receivables pledged by it under the Belgian Receivables Pledge Agreement only, Taminco Germany GmbH.

“Belgian Receivables Pledge Agreement” means the Second Ranking Receivables Pledge Agreement dated February 15, 2012 and made among Taminco Group NV, Taminco NV, Taminco North BVBA and Taminco Germany GmbH as pledgors and Wilmington Trust, National Association as pledgee.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Claiming Party” has the meaning assigned to such term in Section 3.02.

“Common Collateral Agent” means, in relation to the German Security Documents, Citibank, N.A., solely in its capacity as common collateral agent under the German Security Documents and any successor thereto appointed in accordance herewith.

“Contributing Party” has the meaning assigned to such term in Section 3.02.

“Credit Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“First Lien Agent” means each of (a) the Administrative Agent and (b) Citibank International plc, as Belgian sub-agent of the Administrative Agent with the security interests created under the Floating Charge Agreement and Floating Charge Mandate.

“Floating Charge Agreement” means the First Ranking Floating Charge Agreement, dated as of February 15, 2012, between Taminco NV, the Administrative Agent, and Citi International plc, as sub-agent of the Administrative Agent.

“Floating Charge Mandate” means the First Ranking Floating Charge Mandate, dated as of February 15, 2012, granted by Taminco NV to the attorneys named therein.

“German Subsidiary Guarantors” means Taminco Germany GmbH and each other Subsidiary organized under the laws of Germany that becomes a party to this Agreement as a Subsidiary Guarantor after the Effective Date pursuant to Section 5.13.

“German Secured Parties” means the Common Collateral Agent and the Guaranteed Parties.

“German Security Document” means any security agreement, pledge, charge, security assignment, security transfer, land charge, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted in favor of the Common Collateral Agent and/or certain Guaranteed Parties by a German Subsidiary Guarantor and/or where such agreement, document or instrument is governed by German law in each case which secure the Secured Obligations (as defined in each such German Security Document) under which rights or remedies with respect to such Lien are at any time governed.

“Guaranteed Cash Management Obligations” means the due and punctual payment and performance of all obligations of Holdings, the Borrower and the Restricted Subsidiaries in respect of (unless otherwise elected by the Borrower) any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds provided to Holdings, the Borrower or any Restricted Subsidiary (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) (including participation in commercial (or purchasing) card programs) that are (a) owed to the Administrative Agent or any of its Affiliates, (b) owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date (or who becomes a Lender or an Affiliate of a Lender within 30 days of the Effective Date) or (c) owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred.

“Guaranteed Obligations” means (a) the Loan Document Obligations, (b) the Guaranteed Cash Management Obligations and (c) the Guaranteed Swap Obligations.

“Guaranteed Parties” means (a) each Lender, (b) each Issuing Bank, (c) the Administrative Agent, (d) each Person to whom any Guaranteed Cash Management Obligations are owed, (e) each counterparty to any Swap Agreement the obligations under which constitute Guaranteed Swap Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the permitted successors and assigns of each of the foregoing.

“Guaranteed Swap Obligations” means the due and punctual payment and performance of all obligations of Holdings, the Borrower and the Restricted Subsidiaries under (unless otherwise elected by the Borrower) each Swap Agreement that (a) is with a counterparty that is the Administrative Agent or any of its Affiliates, (b) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date (or who becomes a Lender or an Affiliate of a Lender within 30 days of the Effective Date) or (c) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into.

“Guarantors” means Holdings and the Subsidiary Guarantors.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

“Intercreditor Agreement” means the Notes Intercreditor Agreement, dated as of February 15, 2012 among Citibank, N.A., as Credit Agreement Agent, Wilmington Trust, National Association, as trustee and second priority collateral agent, and Citibank, N.A., as Common Collateral Agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Loan Documents” means the Credit Agreement and the other “Loan Documents” as defined in the Credit Agreement.

“Luxembourg Subsidiary Guarantor” means any Guarantor incorporated and existing in Luxembourg and each other Subsidiary organized under the laws of Luxembourg that becomes a party to this Agreement as a Subsidiary Guarantor after the Effective Date pursuant to Section 5.13.

“Subsidiary Guarantors” means the Subsidiaries signatory hereto and each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Effective Date pursuant to Section 5.13; provided that if a Subsidiary is released from its obligations as a Subsidiary Guarantor hereunder as provided in Section 5.12(b), such Subsidiary shall cease to be a Subsidiary Guarantor hereunder effective upon such release.

“Supplement” means an instrument substantially in the form of Exhibit A hereto, or any other form reasonably satisfactory to the Administrative Agent.

ARTICLE II

The Guarantees

SECTION 2.01. Guarantee. Subject to Section 2.03, each Guarantor irrevocably and unconditionally guarantees to each of the Guaranteed Parties, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, by way of an independent payment obligation, the due and punctual payment and performance of the Guaranteed Obligations. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal, or amendment or modification, of any of the Guaranteed Obligations. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Guaranteed Party to any security held for the payment of any of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Guaranteed Party in favor of the Borrower, any other Loan Party or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all of its Guaranteed Obligations, whether currently existing or hereafter incurred.

SECTION 2.03. Limitations on Guarantee.

(a) Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 5.12, and except as set out in clauses (c), (d) and (e) below, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, except for the termination or release of its obligations hereunder as expressly provided in Section 5.12 or set out in clauses (c), (d) and (e) below, to the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by:

(i) the failure of any Guaranteed Party or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii) any rescission, waiver, amendment, restatement or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;

(iii) the release of, or any impairment of or failure to perfect any Lien on, any security held by any Guaranteed Party for any of the Guaranteed Obligations;

(iv) any default, failure or delay, willful or otherwise, in the performance of any of the Guaranteed Obligations;

(v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations and obligations in respect of Letters of Credit which have been cash collateralized in accordance with the Credit Agreement));

(vi) any illegality, lack of validity or lack of enforceability of any of the Guaranteed Obligations;

(vii) any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or its assets or any resulting release or discharge of any of the Guaranteed Obligations;

(viii) the existence of any claim, set-off or other rights that any Guarantor may have at any time against the Borrower, the Administrative Agent, any other Guaranteed Party or any other Person, whether in connection with the Credit Agreement, the other Loan Documents or any unrelated transaction;

(ix) this Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor ab initio or at any time after the Effective Date;

(x) the fact that any Person that, pursuant to the Loan Documents, was required to become a party hereto may not have executed or is not effectually bound by this Agreement, whether or not this fact is known to the Guaranteed Parties; or

(xi) any other circumstance (including any statute of limitations), or any existence of or reliance on any representation by the Administrative Agent, any Guaranteed Party or any other Person, that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower, any Guarantor or any other guarantor or surety (other than the payment in full in cash of all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations and obligations in respect of Letters of Credit which have been cash collateralized in accordance with the Credit Agreement)).

Each Guarantor expressly authorizes the Guaranteed Parties to take and hold security in accordance with the terms of the Loan Documents for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law but subject to the limitations set out in clauses (c), (d) and (c) below, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the payment in full in cash of all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations and obligations in respect of Letters of Credit which have been cash collateralized in accordance with the Credit Agreement). Subject to the limitations set out in clauses (c), (d) and (c) below, the Administrative Agent and the other Guaranteed Parties may, at their election and in accordance with the terms of the Loan Documents, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Loan Document Obligations have been paid in full in cash (including LC Disbursements, if any, but excluding contingent obligations and obligations in respect of Letters of Credit which have been cash collateralized in accordance with the Credit Agreement). To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

(c) Guarantee Limitation for Belgian Subsidiary Guarantors. In the case of any Belgium Subsidiary Guarantor:

(i) The maximum aggregate amount payable under this Agreement by any such Belgian Subsidiary Guarantor that is a party to this Agreement on the date hereof with respect to the obligations of the Borrower or any Subsidiary Guarantor which is not its Subsidiary shall in all circumstances be limited to an amount equal to the greater of:

(A) an amount equal to the amount set forth opposite its name in Schedule 1 to this Agreement; and

(B) the sum of (x) 90% of its own funds (eigen vermogen/capitaux propres) and (y) the aggregate amounts owing from it in respect of Indebtedness to any other member of the Group.

(ii) The aggregate amount payable by any Belgian Subsidiary Guarantor that becomes a party to this Agreement after the date hereof with respect to the obligations of the Borrower or any Subsidiary Guarantor which is not its Subsidiary shall be limited, if applicable, as may be agreed between the Administrative Agent and that Subsidiary Guarantor and set out in the Supplement in respect of that Subsidiary Guarantor.

(iii) Any reference in this Section 2.03(c), or in any guarantee limitation clause set out in a Supplement in respect of a Belgian Subsidiary Guarantor, to the own funds of a Subsidiary Guarantor shall be deemed a reference to these own funds as of the date of its most recent audited annual financial statements available on the date on which the relevant demand under its guarantee is made.

(iv) Any reference in this Section 2.03(c), or in any guarantee limitation clause set out in a Supplement to amounts owing from a Belgian Subsidiary Guarantor to other members of the Group shall be deemed a reference to the outstanding amount thereof as of the date of its most recent audited annual financial statements available on the date on which the relevant demand under its guarantee is made (or, if higher, as of the date on which the relevant demand under its guarantee is made). The burden of proof of the guarantee limitation set out in this Section 2.03(c) or in any Supplement in respect of a Belgian Subsidiary Guarantor shall bear on the relevant Subsidiary Guarantor. In order to avail itself of any such limitation, a Belgian Subsidiary Guarantor must provide a certificate of its auditor confirming the amounts owing from it to the other members of the Group at the relevant times.

(d) Guarantee Limitation for Luxembourg Subsidiary Guarantors.

(i) Notwithstanding anything to the contrary contained in the Transaction Documents, the aggregate maximum amount payable by any Luxembourg Subsidiary Guarantor in respect of the aggregate amount of its guarantee obligations under this Agreement and any other Transaction Document for the obligations of any Loan Party which is not its direct or indirect Subsidiary shall be limited at any time to an aggregate amount not exceeding the higher of (in each case without double-counting):

(A) 95 percent of such Luxembourg Subsidiary Guarantor’s net assets (capitaux propres) and its subordinated debt (dettes subordonnées) (the “Luxembourg Subordinated Debt”), as determined by article 34 of the Luxembourg law of December 19, 2002 on the Register of Commerce and Companies, on accounting and on annual accounts of the companies; and

(B) the debt (other than the Luxembourg Subordinated Debt) owed by such Luxembourg Subsidiary Guarantor to Holdings or any of its direct or indirect Subsidiaries as mentioned in the most recently approved or existing financial statements either at the date of this Agreement or at the date the guarantee is called.

(ii) The above limitation shall not apply to amounts made available to the Loan Parties under the Transaction Documents which have been directly or indirectly made available by the Loan Parties to any Subsidiary of the Luxembourg Subsidiary Guarantor.

(e) Guarantee Limitation for German Subsidiary Guarantors.

(i) For the purpose of this Section 2.03(e):

(A) “Guarantee Obligations” means the obligations and liabilities of the relevant Guarantor under Article II (The Guarantees) and under any other guarantee or indemnity provision in a Loan Document;

(B) a reference to “Indirect Borrowings” of a Guarantor means the amount of Credit Extensions drawn by the Borrower under a Loan Document to the extent on-lent to the relevant Guarantor plus any accrued and unpaid interest, costs and fees in respect of or attributable to that on-lending (and such amounts are not repaid); and

(C) “Guarantee Demand Date” means the first date upon which a Guaranteed Party makes written demand upon the relevant Guarantor to make payment in respect of its Guarantee Obligations.

(ii) To the extent that the guarantee made herein is granted by a German Subsidiary Guarantor incorporated as a limited liability company (Gesellschaft mit beschränkter Haftung) (“GmbH”) or a limited partnership (Kommanditgesellschaft) (“KG”) with a limited liability company as sole general partner (“GmbH & Co. KG”) and that the guarantee secures liabilities other than the own liabilities of the relevant German Subsidiary Guarantor or any of its subsidiaries, the obligations to pay under the guarantee will be limited to such amount:

(A) as is required to ensure that the amount of the German Subsidiary Guarantor’s net assets (or the net assets of its general partner if the German Subsidiary Guarantor is a GmbH & Co. KG), calculated as the sum of the balance sheet positions shown under section 266 sub-section (2) (A), (B) and (C) of the German Commercial Code (Handelsgesetzbuch) (“HGB”) less the sum of the amounts shown under balance sheet positions shown under section 266 (3) (B), (C) and (D) HGB and any amounts not available for distribution to its shareholders in accordance with section 268 sub-section (8) HGB, does not fall below the amount of its registered share capital (Stammkapital); or

(B) where the amount of the German Subsidiary Guarantor’s net assets (or the net assets of its general partner if the German Subsidiary Guarantor is a GmbH & Co. KG) already is below the amount of its registered share capital, as is required as to ensure that such amount is not further reduced.

(iii) The limits in clauses (e)(ii)(A) and (e)(ii)(B) above will not apply:

(A) to the extent that the Guarantee Obligations of the relevant German Subsidiary Guarantor relate to the relevant German Subsidiary Guarantor’s Indirect Borrowings;

(B) if following the Guarantee Demand Date the relevant German Subsidiary Guarantor (or its general partner if the relevant German Subsidiary Guarantor is a limited partnership) does not provide financial statements in accordance with clauses (e)(v) and (e)(vi) below;

(C) if the relevant German Subsidiary Guarantor (or, if the German Subsidiary Guarantor is a GmbH & Co. KG, its general partner) (as dominated entity) is party to a domination and/or profit and loss transfer agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) (a “DPTA”), unless the Guarantor’s claim for absorption of losses pursuant to section 302 German Stock Corporation Act (Aktiengesezt) (“AktG”) is or cannot be expected to be fully recoverable (unless a higher or supreme court has found by way of a final judgment that the requirement of a fully recoverable counterclaim is not applicable if a DPTA is in place); or

(D) if and to the extent the German Subsidiary Guarantor holds on the date of enforcement of the guarantee made herein a fully recoverable indemnity claim or claim for refund (vollwertiger Gegenleistungs- oder Rückgewähranspruch) against its shareholder.

(iv) If, following a legislative amendment of, or the rendering of a final judgement by the Federal High Court of Justice with respect to, section 30 et seq. German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschrankter Haftung) (“GmbHG”) after the date of this Agreement, the German Subsidiary Guarantor submits reasonable evidence that the exception referred to in clause (e)(iii)(C) above is no longer available to assist the relevant German Subsidiary Guarantor in not violating the capital maintenance requirements contained in section 30 et seq. GmbHG, the limitations set out in this clause (e)(iv) shall apply in a way that clause (e)(iii)(C) shall no longer apply.

(v) For the purpose of the calculation of the net assets of a German Subsidiary Guarantor, the following balance sheet items shall be adjusted as follows:

(A) the amount of any increase of the German Subsidiary Guarantor’s or its general partner’s registered share capital after the date of this agreement (i) that has been effected without the prior written consent of the Administrative Agent, or (ii) to the extent that it is not fully paid up, shall be deducted from the German Subsidiary Guarantor’s or its general partner’s registered share capital; and

(B) loans provided to the German Subsidiary Guarantor or its general partner by any Loan Party shall be disregarded if and to the extent those loans are subordinated or are considered subordinated pursuant to section 39 para. 1 no. 5 and/or para. 2 of the German Insolvency Code (Insolvenzordnung – InsO); and

(C) loans or other liabilities incurred in negligent or willful violation of the provisions of the Loan Documents shall be disregarded.

For the purpose of the calculation of the net assets, the relevant German Subsidiary Guarantor will deliver (within 15 Business Days following the Guarantee Demand Date) to the Administrative Agent a notification stating that and to which extent the amount payable in respect of its Guarantee Obligations shall be limited in accordance with clauses (e)(ii)(A) and (e)(ii)(B) above and taking into account the adjustments in clause (e)(iv) above, such notification to be supported by evidence reasonably satisfactory to the Administrative Agent, i.e., interim financial statements (Stichtagsbilanz) showing the balance sheet positions mentioned in clause (e)(ii)(A) above as of the date on which the enforcement of the obligations under this Section 2.03€ is sought (as set forth above, the “Management Determination”).

(vi) Following the Administrative Agent’s receipt of the Management Determination, upon the Administrative Agent’s request (acting reasonably) (the “Administrative Agent’s Request”), the relevant German Subsidiary Guarantor (or its general partner if the relevant German Subsidiary Guarantor is a limited partnership) will deliver (within 25 Business Days following receipt of the Administrative Agent’s Request) to the Administrative Agent an up-to-date balance sheet drawn-up by a firm of auditors of international standard and repute together with a determination of the net assets. Such balance sheet and determination of net assets shall be prepared in accordance with accounting principles pursuant to the German Commercial Code and be based on the same principles that were applied when establishing the previous year’s balance sheet. The determination by the auditors (as set forth above, the “Auditors’ Determination”) pertaining to the relevant German Subsidiary Guarantor or, in the case of a GmbH & Co. KG, its general partner shall have been prepared as of the date of the Guarantee Demand Date.

(vii) The Administrative Agent shall be entitled to demand payment under the guarantee in an amount which would, in accordance with the Management Determination or, if applicable and taking into account any previous enforcement in accordance with the Management Determination, the Auditors’ Determination, not cause the German Subsidiary Guarantor’s net assets (or if the German Subsidiary Guarantor is a limited partnership, its general partner’s net assets) to be reduced below zero or further reduced if already below zero. If and to the extent the net assets as determined by the Auditors’ Determination are lower than the amount enforced in accordance with the Management Determination, the Administrative Agent shall release to the relevant German Subsidiary Guarantor (or if the German Subsidiary Guarantor is a limited partnership, to its general partner) such exceeding enforcement proceeds. The Administrative Agent may withhold any amount received pursuant to an enforcement of this guarantee until final determination of the amount of the net assets pursuant to the Auditors’ Determination.

(viii) In a situation where the relevant German Subsidiary Guarantor does not have sufficient net assets to maintain its registered share capital the relevant German Subsidiary Guarantor shall within three months after a written request by the Administrative Agent, to the extent commercially justifiable, dispose of all assets which are not necessary for its business (nicht betriebsnotwendig) on market terms where the relevant assets are shown in the balance sheet of the relevant German Subsidiary Guarantor with a book value which is significantly lower than the market value of such assets. After the expiry of such three months period the German Subsidiary Guarantor shall, within three Business Days, notify the Administrative Agent or Common Collateral Agent of the amount of the net proceeds from the sale and submit a statement with a new calculation of the amount of the net assets of the German Subsidiary Guarantor (or if the German Subsidiary Guarantor is a limited partnership, of its general partner) taking into account such proceeds. Such calculation shall, upon the Administrative Agent’s request (acting reasonably), be confirmed by one of the auditors of the German Subsidiary Guarantor within a period of 20 Business Days following the request.

(ix) A Guarantor’s obligations under this Section 2.03(e) will be subject to any limitation on the amount guaranteed which is contained in the Supplement (if applicable) by which that Guarantor becomes a Guarantor.

SECTION 2.04. Reinstatement. Each Guarantor agrees that, unless released pursuant to Section 5.12(b) or as otherwise contemplated by Section 2.03, its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligations is rescinded or must otherwise be restored by any Guaranteed Party upon the bankruptcy or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Guaranteed Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Guaranteed Parties in cash the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Guaranteed Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07. Immediate Recourse. Each Subsidiary Guarantor waives any right it may have of first requiring any Loan Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Subsidiary Guarantor under this Agreement. This waiver applies irrespective of any law or any provision of a Loan Document to the contrary.

SECTION 2.08. Payments Free of Taxes. Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document shall be made without deduction for any Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by the Borrower are required to be so made pursuant to the terms of Section 2.17 of the Credit Agreement. The provisions of Section 2.17 of the Credit Agreement shall apply to each Guarantor, mutatis mutandis.

SECTION 2.09. Parallel Debt (Covenant to Pay the First Lien Agent). (a) Notwithstanding any other provision of this Agreement, each Belgian Subsidiary Guarantor hereby irrevocably and unconditionally undertakes to pay to each First Lien Agent, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by such Belgian Subsidiary Guarantor to the Secured Parties under this Agreement and as and when that amount falls due for payment under this Agreement or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting that Belgian Subsidiary Guarantor, to preserve its entitlement to be paid that amount.

(b) Subject to the Intercreditor Agreement, each First Lien Agent shall have its own independent right to demand payment of the amounts payable by each Belgian Subsidiary Guarantor under this Section 2.09, irrespective of any discharge of such Belgian Subsidiary Guarantor’s obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting that Belgian Subsidiary Guarantor, to preserve their entitlement to be paid those amounts.

(c) Any amount due and payable by a Belgian Subsidiary Guarantor to each First Lien Agent under this Section 2.09 shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of this Agreement and any amount due and payable by a Belgian Subsidiary Guarantor to the other Secured Parties under those provisions shall be decreased to the extent that each First Lien Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 2.09.

SECTION 2.10. Parallel Debt (Covenant to Pay the Common Collateral Agent). (a) Notwithstanding any other provision of this Agreement, each German Subsidiary Guarantor hereby irrevocably and unconditionally undertakes to pay to the Common Collateral Agent, as creditor in its own right and not as representative of the other German Secured Parties, sums equal to and in the currency of each amount payable by such German Subsidiary Guarantor to the German Secured Parties under this Agreement and as and when that amount falls due for payment under this Agreement or would have fallen due but for any discharge resulting from failure of another German Secured Party to take appropriate steps, in insolvency proceedings affecting that German Subsidiary Guarantor, to preserve its entitlement to be paid that amount.

(b) Subject to the Intercreditor Agreement, the Common Collateral Agent shall have its own independent right to demand payment of the amounts payable by each German Subsidiary Guarantor under this Section 2.10, irrespective of any discharge of such German Subsidiary Guarantor’s obligation to pay those amounts to the other German Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting that German Subsidiary Guarantor, to preserve their entitlement to be paid those amounts.

(c) Any amount due and payable by a German Subsidiary Guarantor to the Common Collateral Agent under this Section 2.10 shall be decreased to the extent that the other German Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of this Agreement and any amount due and payable by a German Subsidiary Guarantor to the other German Secured Parties under those provisions shall be decreased to the extent that the Common Collateral Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 2.10. For the avoidance of doubt, any limitations applicable to the obligations of a German Subsidiary Guarantor under this Agreement shall also apply mutatis mutandis to the obligations of such German Subsidiary Guarantor under this Section 2.10.

(d) The rights of the German Secured Parties (other than the Common Collateral Agent) to receive payment of amounts payable by each German Subsidiary Guarantor under this Agreement are several and are separate and independent from, and without prejudice to, the rights of the Common Collateral Agent to receive payment under this Section 2.10.

ARTICLE III

Subrogation and Subordination

SECTION 3.01. [Reserved].

SECTION 3.02. Contribution and Subrogation. Each Guarantor (a “Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Guarantor (the “Claiming Party”) hereunder in respect of any Guaranteed Obligations or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Guaranteed Obligation owed to any Guaranteed Party, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.13, the date of the Supplement executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.13, such other date). The limitations pursuant to Section 2.03 shall apply mutatis mutandis with regard to any obligations of a Contributing Party under this Section 3.02.

SECTION 3.03. Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Section 3.02 and all other rights of the Guarantors of contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations and obligations in respect of Letters of Credit which have been cash collateralized in accordance with the Credit Agreement). No failure on the part of the Borrower or any Guarantor to make the payments required by Section 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(b) Each Guarantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Administrative Agent (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the Credit Agreement), all Indebtedness and other monetary obligations owed by it to any Guarantor, or to it by any other Guarantor or any other Restricted Subsidiary shall be fully subordinated to the payment in full in cash of all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations and obligations in respect of Letters of Credit which have been cash collateralized in accordance with the Credit Agreement).

ARTICLE IV

Representations and Warranties

Each Subsidiary Guarantor represents and warrants to the Administrative Agent and the other Guaranteed Parties that (a) the execution, delivery and performance by such Subsidiary Guarantor of this Agreement have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such Subsidiary Guarantor’s Equity Interests, and that this Agreement has been duly executed and delivered by such Subsidiary Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (b) all representations and warranties set forth in the Credit Agreement applicable to such Subsidiary Guarantor are true and correct in all material respects; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects (after giving effect to such qualification).

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 5.02. Waivers; Amendment.

(a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Guaranteed Party, consent to a departure by any Guarantor from any covenant of such Guarantor set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

SECTION 5.03. Administrative Agent’s Fees and Expenses; Indemnification.

(a) Each Guarantor, jointly with the other Guarantors and severally, agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Guarantor.”

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor, jointly with the other Guarantors and severally, agrees to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by Holdings, the Borrower or any Subsidiary arising out of, in connection with, or as a result of the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Holdings, the Borrower or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or such Indemnitee’s Affiliates or any of its or their respective officers, directors, employees, agents, controlling persons or members, (y) a material breach of a funding obligation under the Loan Documents by the Administrative Agent, an Issuing Bank, a Lender, the Documentation Agent, the Syndication Agents or the Joint Bookrunners or (z) any claim, action, suit, inquiry, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than any claim, action, suit, inquiry, litigation, investigation or proceeding against the Administrative Agent in its capacity as such).

(c) To the extent permitted by applicable law, no Guarantor shall assert, and each Guarantor hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d) The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Guaranteed Party. All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefore; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 5.03. Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations.

SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Guaranteed Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of any Guaranteed Party and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any other Guaranteed Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until such time as (a) all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations and obligations in respect of Letters of Credit which have been cash collateralized in accordance with the Credit Agreement) have been paid in full in cash, (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement). Each of the Guarantors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Guaranteed Obligations is rescinded or must otherwise be restored by the Guaranteed Party upon the bankruptcy or reorganization of any Guarantor or otherwise.

SECTION 5.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement and the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.08. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor then due and owing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although (i) such obligations may be contingent or unmatured and (ii) such obligations are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness. The applicable Lender or Issuing Bank shall notify the applicable Guarantor and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 5.08. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank and their respective Affiliates may have.

SECTION 5.09. Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent.

(a) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the general and exclusive jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court,” and together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them;

(ii) consents that any such action or proceeding may be brought in such courts and waives, to the maximum extent not prohibited by law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(iii) agrees that the New York Courts and appellate courts from either of them shall be the exclusive forum for any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, and that it shall not initiate (or collusively assist in the initiation or prosecution of) any such action or proceeding in any court other than the New York Courts and appellate courts from either of them; provided that

(A) if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over the subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having such jurisdiction;

(B) in the event that a legal action or proceeding is brought against any party hereto or involving any of its property or assets in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party shall be entitled to assert any claim or defense (including any claim or defense that this Section 5.09(b)(iii) would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding;

(C) the Administrative Agent and the Lenders may bring any legal action or proceeding against any Guarantor in any jurisdiction in connection with the exercise of any rights under this Agreement and the other Security Documents; provided that any Guarantor shall be entitled to assert any claim or defense (including any claim or defense that this Section 5.09(b)(iii) would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding; and

(D) any party hereto may bring any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment;

(iv) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, the applicable Lender or the Administrative Agent, as the case may be, in the manner provided for notices in Section 5.01 or at such other address of which the Administrative Agent, any such Lender and the Borrower shall have been notified pursuant thereto; and

(v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or (subject to the preceding clause (iii)) shall limit the right to sue in any other jurisdiction.

(c) Each Subsidiary Guarantor hereby irrevocably designates, appoints and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding.

SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12. Termination or Release.

(a) Subject to Section 2.04, this Agreement and the Guarantees made herein shall terminate when (i) all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations and obligations in respect of Letters of Credit which have been cash collateralized in accordance with the Credit Agreement) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement).

(b) The guarantee of any Person that becomes a Successor Borrower in accordance with Section 6.05(q) of the Credit Agreement shall terminate and be released at the time such Person becomes a Successor Borrower.

(c) The guarantees made herein shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release so long as the applicable Loan Party shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Section 5.12. Any execution and delivery of documents by the Administrative Agent pursuant to this Section 5.12 shall be without recourse to or warranty by the Administrative Agent.

SECTION 5.13. Additional Guarantors. Pursuant to the Credit Agreement, additional Subsidiaries may be required to become Guarantors after the date hereof. Upon execution and delivery by the Administrative Agent and a Subsidiary of a Supplement, any such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary as a party to this Agreement.

SECTION 5.14. Currency of Payments of Guaranteed Obligations. The obligations of the Guarantors under this Agreement to make payments in the respective currency or currencies in which the respective Guaranteed Obligations are required to be paid (such currency being herein called the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the other Secured Party of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such other Secured Party under this Agreement or the other Loan Documents or any Guarantee Swap Agreement or any Guaranteed Cash Management Obligations, as applicable. If for the purpose of obtaining or enforcing judgment against the Guarantors in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (quoted by the Administrative Agent, determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Master Guarantee Agreement as of the day and year first above written.

TAMINCO INTERMEDIATE CORPORATION,

By:	/s/ Laurent Lenoir
Name: Laurent Lenoir
Title: Chief Executive Officer

TAMINCO GROUP HOLDINGS S.À R.L.

By:	/s/ Laurent Lenoir
Name: Laurent Lenoir
Title: Manager

TAMINCO NORTH BVBA

By:	/s/ Pol Vanderhaeghen
Name: Pol Vanderhaeghen
Title: Director

TAMINCO GERMANY GMBH

By:	/s/ Roel Frère
Name: Roel Frère
Title: Geschäftsführer

TAMINCO INC.

By:	/s/ Geoff Ingham
Name: Geoff Ingham
Title: President

TAMINCO GROUP NV
TAMINCO NV

By:	/s/ Laurent Lenoir
Name: Laurent Lenoir
Title: Director

SIGNATURE PAGE TO MASTER GUARANTEE AGREEMENT

CITIBANK, N.A., as Administrative Agent

By:	/s/ Kirkwood Roland
Name: Kirkwood Roland
Title: Director & Vice President

CITIBANK, N.A., not in its individual capacity, but solely as Common Collateral Agent

By:	/s/ Kirkland Roland
Name: Kirkland Roland
Title: Director & Vice President

CITIBANK INTERNATIONAL PLC, as Belgian sub-agent for the Secured Parties

By:	/s/ Viola Japaul
Name: Viola Japaul
Title: Delegated Signatory

SIGNATURE PAGE TO MASTER GUARANTEE AGREEMENT

Schedule I to

the Master Guarantee Agreement

INITIAL BELGIAN SUBSIDIARY GUARANTORS

Name	Registration number	Minimum amount guaranteed
Taminco Group NV	891,533,631 (RPM/RPR Ghent)	EUR 213,488,957

Taminco NV	859,910,443 (RPM/RPR Ghent)	EUR 345,909,127

Taminco North BVBA	883,356,234 (RPM/RPR Ghent)	EUR 298,260,120

Exhibit A to

the Master Guarantee Agreement

SUPPLEMENT NO.             dated as of [ ], 20[ ] to the Master Guarantee Agreement dated as of February 15, 2012 (the “Guarantee Agreement”), among TAMINCO INTERMEDIATE CORPORATION (“Holdings”), the subsidiaries of Holdings party thereto (Holdings and such subsidiaries of Holdings being collectively referred to as the “Guarantors”) and CITIBANK, N.A., as Administrative Agent.

A. Reference is made to the Credit Agreement dated as of February 15, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, Taminco Global Chemical Corporation (the “Borrower”), the Lenders from time to time party thereto and Citibank, N.A., as Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee Agreement referred to therein, as applicable.

C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders and the Issuing Banks to extend credit to the Borrower. Section 5.13 of the Guarantee Agreement provides that additional Subsidiaries may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Guarantor”) is executing this Supplement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders and the Issuing Banks to make additional extensions of credit under the Credit Agreement and as consideration for such extensions of credit previously issued.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 5.13 of the Guarantee Agreement, [but subject to Section 9 below,]1 the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor, and the New Guarantor hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder. Each reference to a “Subsidiary Guarantor” or a “Guarantor” in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference. Without limiting the foregoing, the New Guarantor irrevocably and unconditionally guarantees to each of the Guaranteed Parties, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, by way of an independent payment obligation, the due and punctual payment and performance of the Guaranteed Obligations.

SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the other Guaranteed Parties that (a) the execution, delivery and performance by the New Guarantor of this Supplement have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such New Guarantor’s Equity Interests, and that this Supplement has been duly executed and delivered by the New Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (b) all representations

[1]	Include if guarantee limitation language is incorporated into Section 9 of this Supplement.

A-1

and warranties set forth in the Credit Agreement applicable to the New Guarantor are true and correct in all material respects as of the date hereof; provided that, to the extent such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects (after giving effect to such qualification).

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement. This Supplement shall become effective as to the New Guarantor when a counterpart hereof executed on behalf of the New Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Guarantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Guarantor, the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns, except that the New Guarantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement, the Guarantee Agreement and the Credit Agreement.

SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Guarantee Agreement.

SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder and under the Guarantee Agreement as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “the New Guarantor.”

SECTION 9. The New Guarantor is a [company] duly [incorporated] under the law of [name of relevant jurisdiction]. [Insert any required limitation language.]

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IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Master Guarantee Agreement as of the day and year first above written.

[NAME OF NEW GUARANTOR],

By:
Name:
Title:

CITIBANK, N.A., as Administrative Agent, on behalf of itself and the other Guaranteed Parties,

By:
Name:
Title:

SIGNATURE PAGE TO SUPPLEMENT TO THE MASTER GUARANTEE AGREEMENT